Exhibit 10.1
ALLONGE TO GUARANTEED CONVERTIBLE PROMISSORY NOTE (M)
THIS ALLONGE TO GUARANTEED CONVERTIBLE PROMISSORY NOTE (M) (this “Allonge”) is made and entered into as of the 24th day of April, 2009, by and between ISI Detention Contracting Group, Inc., a California corporation (the “Company”), and Peterson Detention Inc., a California corporation (the “Holder”).
WHEREAS, the Company executed in favor of the Holder that certain Guaranteed Convertible Promissory Note (M), dated as of January 1, 2008, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), a copy of which is attached as Annex 1 hereto and incorporated herein by this reference (the “Note”); and
WHEREAS, The Company and the Holder each hereby agree that the Maturity Date as defined in the Note is in error. In order to correct the definition of the Maturity Date under the Note, the parties have agreed to execute this Allonge.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned agree as follows:
1.	The Company and the Holder each agree that the Maturity Date shall be “December 31, 2011” and that Schedule A to the Note remains unchanged.
2.
Except as amended or revised by this Allonge, the terms of the Note remain in full force and effect as of the date hereof. In the event the terms of the Note should conflict with this Allonge, the terms of this Allonge shall control.

3.
The Company hereby certifies, represents and warrants to the Holder that all certifications, representations and warranties made by the Company to the Holder in or in connection with this Allonge were true in all material respects as of the date of this Allonge and are true in all material respects on and as of the date hereof as if made on and as of the date hereof.

4.
The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement, dated as of October 3, 2008 (the “Subordination Agreement”) among, without limitation, the Holder, ISI Security Group, Inc., the Company’s parent (the “Parent”), and the PrivateBank and Trust Company, to the obligations (including interest) owed by the Parent to the holders of all of the notes issued pursuant to that certain Loan and Security Agreement, dated as of October 3, 2008, as has been amended (the “Loan and Security Agreement”), as such Agreement may hereafter be supplemented, modified, restated or amended from time to time; and each holder hereof, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

5.	This Allonge shall be governed by and construed in accordance with the laws of the State of California.

6.	A facsimile copy of this Allonge shall be deemed an original for all purposes.

IN WITNESS WHEREOF, this Allonge to Guaranteed Convertible Promissory Note (M), has been duly executed by their authorized officers as of the date first written above.

ISI DETENTION CONTRACTING GROUP, INC., a California corporation
By:	/s/ Donald F. Neville
	Name:	Donald F. Neville
	Title:	CFO

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE: PETERSON DETENTION, INC.
By:	/s/ Michael Peterson
	Name:	Michael Peterson
	Title:	V.P.

ANNEX 1
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